Exhibit 99.1

Enphase Energy Reports Financial Results for the Fourth Quarter and Fiscal Year 2015
PETALUMA, Calif., February 23, 2016—Enphase Energy, Inc. (NASDAQ:ENPH), a global energy technology company, announced today financial results for the fourth quarter and year ended December 31, 2015.
Enphase Energy reported total revenue for the fourth quarter of 2015 of $65.6 million. During the fourth quarter of 2015, Enphase sold 129MW (AC) or 547,000 microinverters. GAAP gross margin for the fourth quarter of 2015 was 23.9 percent and non-GAAP gross margin was 24.5 percent.
GAAP operating expenses for the fourth quarter of 2015 were $30.9 million and non-GAAP operating expenses were $27.8 million. GAAP operating loss for the fourth quarter of 2015 was $15.2 million and non-GAAP operating loss was $11.7 million. GAAP net loss for the fourth quarter of 2015 was $15.8 million, or a net loss of $0.35 per share. On a non-GAAP basis, net loss was $11.5 million, or a net loss of $0.25 per share.
The Company generated $8.1 million of cash from operations in the fourth quarter of 2015 and exited the quarter with a total cash balance of $28.5 million.
“During the fourth quarter of 2015, we shipped our 10 millionth microinverter, representing more than 2.5GW of Enphase systems,” said Paul Nahi, president and CEO of Enphase Energy. “In addition, we started shipping our 5th generation microinverter. We are making great progress with the development of our Enphase Home Energy Solution, including the AC Battery storage system, the AC module and the AC combiner box. These products will help drive further long-term growth with new and existing partners worldwide.”
“Revenue for the fourth quarter of 2015 was impacted by the reduction of inventory levels in our channel, which have now returned to normalized levels,” said Kris Sennesael, CFO of Enphase Energy. “We also reduced our operating expenses in the second half of 2015 to accommodate our lower gross margin profile.”
For the fiscal year 2015, total revenue was $357.2 million. During 2015, Enphase shipped a record 706MW (AC) or 3.1 million microinverters. GAAP gross margin for 2015 was 30.3 percent and non-GAAP gross margin was 30.6 percent. GAAP net loss for 2015 totaled $22.1 million, or a net loss of $0.49 per share. Non-GAAP net loss was $8.1 million, or a net loss of $0.18 per share in 2015.
“2015 was a challenging year for Enphase,” said Paul Nahi. “However, we continued to grow our revenue and MW shipped on a year-over-year basis, further driving the global adoption of the microinverter technology in our key markets. As we move into 2016, we continue to aggressively drive down the overall cost of our microinverter system, and are pleased with several recent customer wins that will contribute to market share growth. We are excited about our vision to realize the global potential of solar energy through our technology innovation and remain committed to providing our customers with the features, quality, ease, and simplicity of an Enphase energy solution.”
Business Outlook
“We expect revenue for the first quarter of 2016 to be within a range of $63 million to $69 million,” stated Kris Sennesael. “We expect gross margin to be within a range of 18 percent to 21 percent. We also expect non-GAAP operating expenses for the first quarter of 2016 to be within a range of $27 million to $29 million.”

Use of Non-GAAP Financial Measures
The Company has presented certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this press release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. Enphase believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.
Conference Call Information
Enphase Energy will host a conference call for analysts and investors to discuss its fourth quarter and full year 2015 results and first quarter 2016 business outlook today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Open to the public, investors may access the call by dialing 877-644-1284; participant passcode 36190567. A live webcast of the conference call, together with accompanying presentation slides, will also be accessible from the “Investor Relations” section of the Company's website at investor.enphase.com. Following the webcast, an archived version will be available on the website for 30 days. In addition, an audio replay of the conference call will be available by calling 855-859-2056; participant pass code 36190567 beginning approximately one hour after the call.
Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements related to Enphase Energy’s future financial performance, ability to drive down costs, market demands for its microinverters and future products, competitive position and advantages of its technology. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Enphase Energy’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: the future demands for solar energy solutions; the reduction, elimination or expiration of government subsidies and economic incentives for on-grid solar electricity applications; the Company’s ability to achieve broader market acceptance of its microinverter systems and to develop new and enhanced products in response to customer demands and rapid market and technological changes in the solar industry; the success and pricing of competing solar solutions that are or become available; the Company’s ability to effectively manage the growth of its organization and expansion into new markets and to maintain or achieve anticipated product quality, product performance and cost metrics; competition and other factors that may cause potential future price reductions for its products; the Company’s ability to optimally match production with demand, including distribution inventory levels, and dependence on a limited number of outside contract manufacturers and lack of supply contracts with these manufacturers; general economic conditions in domestic and international markets and other risks included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which is on file with the SEC and available on the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Enphase Energy's Annual Report on Form 10-K for the year ended December 31, 2015, which will be filed with the SEC in the first quarter of 2016. All information set forth in this press release and its attachments is as of February 23, 2016. Enphase Energy undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.
A copy of this press release can be found on the investor relations page of Enphase Energy's website at investor.enphase.com.

About Enphase Energy, Inc.
Enphase Energy, a global energy technology company, is leading the charge to bring smart, connected solar energy to every home, business and community. The company delivers simple, innovative and reliable energy management solutions that advance the worldwide potential of renewable energy. Enphase has shipped more than 10.3 million microinverters, and over 430,000 Enphase residential and commercial systems have been deployed in more than 100 countries. For more information, visit www.enphase.com
Enphase Energy®, the Enphase logo and other trademarks or service names are the trademarks of Enphase Energy, Inc.
###
Contact

Christina Carrabino
Enphase Energy, Inc.
Investor Relations
ir@enphaseenergy.com
+1-707-763-4784 x7294

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net revenues	$65,629	$105,207	$357,249	$343,904
Cost of revenues	49,929	70,172	249,032	230,861
Gross profit	15,700	35,035	108,217	113,043
Operating expenses:
Research and development	12,544	13,040	50,819	45,386
Sales and marketing	10,922	11,798	45,877	41,003
General and administrative	7,405	8,246	30,830	31,083
Total operating expenses	30,871	33,084	127,526	117,472
Income (loss) from operations	(15,171)	1,951	(19,309)	(4,429)
Other expense, net
Interest expense	(196)	(572)	(501)	(1,863)
Other income (expense), net	259	(562)	(893)	(994)
Total other income (expense), net	63	(1,134)	(1,394)	(2,857)
Income (loss) before income taxes	(15,108)	817	(20,703)	(7,286)
Provision for income taxes	(675)	(415)	(1,379)	(766)
Net income (loss)	$(15,783)	$402	$(22,082)	$(8,052)
Net income (loss) per share:
Basic	$(0.35)	$0.01	$(0.49)	$(0.19)
Diluted	$(0.35)	$0.01	$(0.49)	$(0.19)
Shares used in per share calculation:
Basic	45,504	43,612	44,632	42,903
Diluted	45,504	49,004	44,632	42,903

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$28,452	$42,032
Accounts receivable, net	46,099	45,119
Inventory	40,800	21,590
Prepaid expenses and other	6,417	6,155
Total current assets	121,768	114,896
Property and equipment, net	32,118	30,824
Goodwill	3,745	3,745
Intangibles, net	2,220	1,811
Other assets	5,677	916
Total assets	$165,528	$152,192
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,569	$22,316
Accrued liabilities	26,364	33,643
Deferred revenues	3,915	2,747
Borrowings under revolving credit facility	17,000	—
Total current liabilities	72,848	58,706
Deferred revenues, non-current	25,115	16,612
Warranty obligations, non-current	23,475	26,333
Other non-current liabilities	2,641	3,589
Long-term debt
Total liabilities	124,079	105,240
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital	224,732	208,022
Accumulated deficit	(183,073)	(160,991)
Accumulated other comprehensive income (loss)	(210)	(79)
Total stockholders’ equity	41,449	46,952
Total liabilities and stockholders’ equity	$165,528	$152,192

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(22,082)	$(8,052)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,539	8,259
Provision for doubtful accounts	1,502	711
Net loss on disposal of assets	522	249
Non-cash interest expense	163	483
Stock-based compensation	12,696	9,740
Revaluation of contingent consideration liability	(1,827)	—
Deferred income tax expense (benefit)	642	(35)
Changes in operating assets and liabilities (net of acquisition):
Accounts receivable	(2,482)	(13,746)
Inventory	(19,210)	(5,010)
Prepaid expenses and other assets	(5,281)	(2,512)
Accounts payable, accrued and other liabilities	(6,013)	28,833
Deferred revenues	9,671	5,302
Net cash (used in) provided by operating activities	(21,160)	24,222
Cash flows from investing activities:
Purchases of property and equipment	(12,525)	(13,249)
Purchases of intangible assets	(237)	(750)
Acquisition of a business	—	(2,235)
Change in restricted cash	300	(300)
Net cash used in investing activities	(12,462)	(16,534)
Cash flows from financing activities:
Proceeds from borrowings under revolving credit facility	46,000	—
Payments under revolving credit facility	(29,000)	—
Payments of deferred financing costs	(150)	—
Holdback payment related to prior acquisition	(300)	—
Repayments of term loans	—	(8,708)
Proceeds from issuance of common stock under employee stock plans	4,014	5,366
Net cash provided by (used in) financing activities	20,564	(3,342)
Effect of exchange rate changes on cash	(522)	(504)
Net (decrease) increase in cash and cash equivalents	(13,580)	3,842
Cash and cash equivalents — Beginning of period	42,032	38,190
Cash and cash equivalents — End of period	$28,452	$42,032

ENPHASE ENERGY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Gross profit (GAAP)	$15,700	$35,035	$108,217	$113,043
Stock-based compensation	304	244	1,217	816
Severance costs	$52	$—	$52	$—
Gross profit (Non-GAAP)	$16,056	$35,279	$109,486	$113,859

Gross margin (GAAP)	23.9%	33.3%	30.3%	32.9%
Stock-based compensation	0.6%	0.2%	0.3%	0.2%
Gross margin (Non-GAAP)	24.5%	33.5%	30.6%	33.1%

Operating expenses (GAAP)	$30,871	$33,084	$127,526	$117,472
Stock-based compensation(1)	(2,813)	(2,459)	(11,479)	(8,924)
Secondary offering expenses	—	—	—	(365)
Acquisition-related costs	—	(176)	—	(176)
Amortization of acquisition-related intangibles	(45)	—	(180)	—
Revaluation of contingent consideration liability	227	—	1,827	—
Severance costs	(472)	—	(1,952)	—
Operating expenses (Non-GAAP)	$27,768	$30,449	$115,742	$108,007

(1) Includes stock-based compensation as follows:
Research and development	$1,180	$912	$4,559	$3,127
Sales and marketing	652	671	3,162	2,487
General and administrative	981	876	3,758	3,310
Total	$2,813	$2,459	$11,479	$8,924

Income (loss) from operations (GAAP)	$(15,171)	$1,951	$(19,309)	$(4,429)
Stock-based compensation	3,117	2,703	12,696	9,740
Secondary offering expenses	—	—	—	365
Acquisition-related costs	—	176	—	176
Amortization of acquisition-related intangibles	45	—	180	—
Revaluation of contingent consideration liability	(227)	—	(1,827)	—
Severance costs	524	—	2,004	—
Income (loss) from operations (Non-GAAP)	$(11,712)	$4,830	$(6,256)	$5,852

Net income (loss) (GAAP)	$(15,783)	$402	$(22,082)	$(8,052)
Stock-based compensation	3,117	2,703	12,696	9,740
Secondary offering expenses	—	—	—	365
Acquisition-related costs	—	176	—	176
Amortization of acquisition-related intangibles	45	—	180	—
Revaluation of contingent consideration liability	(227)	—	(1,827)	—
Severance costs	524	—	2,004	—
Non-cash interest expense	43	227	163	483
Income tax effect on revaluation of contingent consideration	745	—	745	—
Net income (loss) (Non-GAAP)	$(11,536)	$3,508	$(8,121)	$2,712

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net income (loss) per share, diluted (GAAP)	$(0.35)	$0.01	$(0.49)	$(0.19)
Stock-based compensation	0.07	0.06	0.29	0.24
Secondary offering expenses	—	—	—	—
Acquisition-related costs	—	—	—	—
Amortization of acquisition-related intangibles	—	—	—	—
Revaluation of contingent consideration liability	—	—	(0.04)	—
Severance costs	0.01	—	0.04	—
Non-cash interest expense	—	—	—	0.01
Income tax effect on revaluation of contingent consideration	0.02	—	0.02	—
Net income (loss) per share, diluted (Non-GAAP)	$(0.25)	$0.07	$(0.18)	$0.06

Shares used in per share calculation, diluted (Non-GAAP)	45,504	49,004	44,632	47,777